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                                                                     EXHIBIT 4.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            GMS ACQUISITION COMPANY.

                    (Pursuant to Sections 228, 242, and 245
                         of the General Corporation Law
                            of the State of Delaware)

      GMS Acquisition Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

      1. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 24, 1994.

      2. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of this corporation to read as herein set forth in full:

      FIRST:      The name of the corporation is GMS Acquisition Company
(hereinafter referred to as the "Corporation").

      SECOND:     The address of the Corporation's registered office in the
State of Delaware is 9 East Loockerman Street, Kent County, Dover, Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

      THIRD:      The nature of the business or purpose to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) of which Ten Million (10,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share.

      (a) Shares of Preferred Stock may be issued in one or more series as the Board of Directors, or any Executive Committee thereof, may determine.
Authority is hereby expressly vested in the Board of Directors, or any Executive Committee thereof, to fix from time to time, by resolution or resolutions providing for such issue of any series or Preferred Stock, the

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designation of such series, and the powers, preferences, performances and rights of the shares of such series, and the qualifications, limitations or restrictions thereof including the following:

            (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors, or any Executive Committee thereof, authorizing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors, or any Executive Committee thereof;

            (ii) The dividend rate or rates, if any, on the shares, of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to any dividends, the terms and conditions upon which any dividends shall be payable, whether and upon what conditions any such dividends shall be cumulative and, if cumulative, the date or dates from which any dividends shall accumulate;

            (iii) Whether or not the shares of such series shall be redeemable, the price or prices, limitations and restrictions, and any other terms and conditions with respect to such redemptions;

            (iv) The rights to which the holders of such series shall be entitled, and the preferences, it any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

            (iv) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange:


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            (vii) The voting powers, if any, of the shares of such series, and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specific events, or upon other matters; and

            (viii) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors, or any Executive Committee thereof, may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

            (b) Shares of Preferred Stock which are redeemed or converted, or which are issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors, or any Executive Committee thereof, as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors, or any Executive Committee thereof, creating such series.

            (c) Powers, Preferences and Rights of Common Stock. The powers, preferences and rights of the shares of Common Stock and the qualifications, limitations and restrictions thereof, are set forth below.

            1. Dividends. The holders of outstanding shares of Common Stock shall be entitled to share equally and ratably in any dividends or distributions declared on outstanding shares of Common stock, when, as and if any such dividends or distributions are declared by the Corporation's Board of Directors from funds legally available therefor;

            2. Liquidation, etc. The holders of outstanding shares of Common Stock shall be entitled to share equally and ratable in the assets of the Corporation to be distributed among the holders of shares of the Common Stock upon any liquidation or winding up of the Corporation, whether voluntary or involuntary; and

            3.    Voting Rights.    Except as otherwise expressly required by
      law, unless and until there shall occur a date on which there are no longer any shares of Series A Preferred Stock (as defined in Section (d) below) outstanding (such date being the "Vote Swing Date"), the holders of Common Stock shall not have any right to vote on any matter on which stockholders are entitled to vote. From and after the Vote Swing Date, each holder of Common Stock

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      shall be entitled to vote for the election and removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware and shall have one vote for each share of Common Stock held of record.

            (d) Series A Preferred Stock and Series B Preferred Stock. Pursuant to the authority granted to the Board of Directors of the Corporation in this Article Fourth, the Board of Directors has established two series of preferred stock, designated as "Series A Preferred Stock" and "Series B Preferred Stock" consisting of One Hundred Thousand (100,000) shares of Series A Preferred Stock, par value $.01 per share, and Eighteen Million Nine Hundred Thousand (18,900,000) shares of Series B Preferred Stock, par value $.01 per share, and except as otherwise provided below, all shares of Series A Preferred Stock and all shares of Series B Preferred Stock (collectively, the "Preferred Stock") shall be entitled to the same powers, preferences, rights, qualifications, limitations and restrictions.

            1. Dividends. Subject to the limitations set forth in this Restated Certificate of Incorporation, the holders of Preferred Stock shall be entitled to receive cumulative cash dividends per annum per share as set forth below from funds legally available therefor, when, as and if declared by the Corporation's Board of Directors. Such dividends shall be payable quarterly on March 15, June 15, September 15 and December 15 (each a "Dividend Payment Date") of each year (unless such day is not a business day, in which event on the next succeeding business day) to holders of record as they appear on the register for the Preferred Stock (the "Preferred Stock Register") on the March 1, June 1, September 1 or December 1 immediately preceding such Dividend Payment Date, commencing on December 15, 1994. Subject to increase in the case of the Series B Preferred Stock as provided below, the holders of Series A Preferred Stock shall be entitled to receive cumulative cash dividends at the rate (the "Series A Base Rate") of $.06 per share of Series A Preferred Stock and the holders of Series B Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of $.06 per share of Series B Preferred Stock (the "Series B Base Rate"), in each case payable quarterly in equal amounts on the Dividend Payment Dates. In the event that the Corporation shall have failed (for whatever reason) to redeem shares of Series B Preferred Stock scheduled to be redeemed on any Mandatory Redemption Date (as defined below), then the holders of Series B Preferred Stock shall be entitled to receive, from and after such Mandatory Redemption Date, cumulative cash dividends (in lieu of cash dividends at the Series B Base Rate) at a rate (the "Special Rate") per share of Series B Preferred

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      Stock equal to 6% per annum on the Base Amount (as defined below).  The
      Base Amount means, with respect to each share of Series B Preferred Stock, $1; provided that subsequent to the Mandatory Redemption Date, for purposes of calculating the dividend due an any Dividend Payment Date (if cumulative dividends have not been paid in full prior to such date), the full amount of any accrued but unpaid dividends as of the immediately preceding Dividend Payment Date shall be added to the Base Amount. Dividends payable on the Preferred Stock for any period less than a full quarter dividend period shall be computed on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed.

            Dividends on each share of Preferred Stock shall accrue from the date of original issue of such share of Preferred Stock. Quarterly dividends which are not paid in full in cash on any Dividend Payment Date will cumulate without interest as if quarterly dividends had been paid in cash on each succeeding Dividend Payment Date until such accumulated quarterly dividends shall have been declared and paid in full in cash. Any declaration of dividends may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

            No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of the Common Stock. $.01 par value, of the Corporation or on any other series of stock issued by the Corporation ranking junior to the Preferred Stock in payment of dividends or upon liquidation, dissolution or winding-up of the Corporation (collectively, the "Junior Securities") (any such dividend or distribution hereinafter referred to as a "Junior Securities Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment, as the case may be, on or in respect of the Preferred Stock payable at the rate set forth herein and payable on a date no later than the payment date set for such Junior Securities Distribution. In no event may the Corporation (i) make a Junior Securities Distribution in cash unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Preferred Stock, a dividend or distribution in cash is or was paid or declared and set apart for payment on or in respect of the Preferred Stock, payable at the rate set forth herein and a date no later than the payment date set for Such Junior Securities Distribution, (ii) make a Junior Securities Distribution while there are dividends in arrears

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      on the Preferred Stock or (iii) redeem, purchase or otherwise acquire for value any Junior Securities unless, prior to or contemporaneously with such redemption, purchase or acquisition the Preferred Stock is redeemed in full; provided that the Corporation may redeem, purchase or otherwise acquire Junior Securities (and options in respect thereof) held by employees or former employees (or employee benefit plans) of the Corporation or fractional shares in Junior Securities of the Corporation, which redemption, purchase or other acquisition shall be approved by the Board of Directors of the Corporation. Notwithstanding the foregoing, this provision shall not prohibit the payment or declaration and setting aside of a dividend payable in shares of Junior Securities or a redemption, purchase or acquisition of Junior Securities with shares of Junior Securities.

            No dividend may be paid or declared and set apart for payment on any share of Preferred Stock unless at the same time (i) a like dividend is paid or set aside for payment on all shares of Preferred Stock then outstanding and (ii) a like ratable dividend is paid or set aside for payment on all shares of capital stock ranking on a parity with the Preferred Stock with respect to the payment of dividends. No dividend may be paid or declared and set apart for payment on any share of capital stock ranking on a parity with the Preferred Stock with respect to payment of dividends unless there shall have been paid or set apart for payment a like ratable dividend on all shares of Preferred Stock then outstanding.

            Notwithstanding the terms of the foregoing paragraphs or any other provision of this Restated Certificate of Incorporation, no dividend may be paid or declared or set apart on the Preferred Stock, any shares of capital stock ranking on a parity therewith or any Junior Securities, in each case prior to the Facility Termination Date, as defined in the following sentence, without the prior written consent of the Bank (as defined in the following sentence). As used in this Restated Certificate of Incorporation, "Facility Termination Date" shall mean the date on which all obligations of Plan Services, Inc. (the "Borrower"), a wholly-owned subsidiary of the Corporation, under the Credit Agreement dated as of September 30, 1994 between First Union National Bank of North Carolina (the "Bank") and the Borrower, shall be performed and paid in full and the credit facility provided thereunder terminated.

            2. Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether


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capital or surplus), or proceeds thereof, shall be made to or set apart, for the holders of shares of any Junior Securities, holders of shares of Series A Preferred Stock shall be entitled to receive payment of $1.00 per share held by them, plus an amount in cash equal to all accrued and unpaid dividends thereon, which dividends shall have accrued at the Series A Base Rate, and holders of Series B Preferred Stock shall be entitled to receive payment of $1.00 per share held by them, plus an amount in cash equal to all accrued and unpaid dividends thereon, which dividends shall have accrued at the Series B Base Rate, or the Special Rate, as the case may be, provided in Section 1, whether or not declared to the date of such payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the holders of shares of Preferred Stock and any other series of preferred stock which ranks pari passu in right of payment upon liquidation, dissolution or winding-up of the Corporation with the Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Preferred Stock and such other series of preferred stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this paragraph, neither the merger or the consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

        3. Retirement of Shares. Shares of Series A Preferred Stock or Series B Preferred Stock which have been redeemed, repurchased or reacquired in any manner by the Corporation shall be retired and not be reissued.

        4. Redemption. The Series A Preferred Stock shall, subject to the limitations described herein, be subject to mandatory redemption by the Corporation on September 15, 1999 from funds legally available therefore, at a price per share of Series A Preferred Stock equal to $1 per share, together with an amount representing accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Series A Redemption Price").



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        The Series B Preferred Stock shall, subject to the limitation described herein, be subject to mandatory redemption by the Corporation as follows: the Corporation shall on September 15, 1995 and on September 15 in each succeeding year through September 15, 1999 redeem 20% of the shares of Series B Preferred Stock originally issued or converted into Series B Preferred Stock as set forth in this Section (d), and on September 15, 1999, the Corporation shall redeem all remaining outstanding shares of Series B Preferred Stock originally issued or converted into Series B Preferred Stock as set forth in Section (d), in each case, from funds legally available therefor, at a price per share of Series B Preferred Stock equal to $1 per share, together with an amount representing accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Series B Redemption Price").

        With respect to the shares of Series A Preferred Stock, September 15, 1999 and with respect to the shares of Series B Preferred Stock, each such September 15, on which the Corporation is required to redeem shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is hereinafter referred to as a "Mandatory Redemption Date". Any shares of Series B Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation (other than through the operation of this mandatory redemption provision) prior to any Mandatory Redemption Date may be credited by the Corporation against the number of shares of Series B Preferred Stock required to be redeemed on any Mandatory Redemption Date after the date of such other redemption, repurchase or reacquisition, unless such shares have been previously so credited. The Corporation shall cause to be mailed to each holder of Series A Preferred Stock or Series B Preferred Stock, at their last addresses as they shall appear upon the Preferred Stock Register, at least 30 and not more than 60 days prior to a Mandatory Redemption Date, a notice stating the number of shares of Series A Preferred Stock or Series B Preferred Stock owned by such holder that are to be redeemed on a Mandatory Redemption Date. Except as otherwise required by law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

        Notwithstanding the terms of the foregoing paragraphs or any other provision of this Restated Certificate of Incorporation, the Corporation shall not redeem any Preferred Stock pursuant to the mandatory redemption herein described prior to the Facility Termination Date without the prior written consent of the Bank, or otherwise to the extent that any such redemption of Preferred Stock contravenes or causes a default under any loan contract,



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agreement or other instrument by which any of the Corporation or its subsidiaries or any of their property is then bound.

     If on any Mandatory Redemption Date the Corporation shall be prohibited, by reason of the operation of the foregoing paragraph, from redeeming shares of Series A Preferred Stock or Series B Preferred Stock, then the Corporation shall be obligated, to the extent and on the first date after such Mandatory Redemption Date on which the prohibitions described in the foregoing paragraph shall no longer apply (the "Delayed Redemption Date"), to redeem the number of shares of Series A Preferred Stock or Series B Preferred Stock which it would have been obligated to redeem on the Mandatory Redemption Date, at a price per share of Series A Preferred Stock equal to the Series A Redemption Price and at a price per share of Series B Preferred Stock equal to the Series B Redemption Price, it being understood that in any event the unpaid dividends included in such Redemption Prices shall have accrued at the respective Base Rate or the Special Rate, as the case may be, as provided in Section 1.

     The Series B Preferred Stock may be redeemed at the Corporation's option (subject to the legal availability of funds) at any time, in whole or in part, at a price per share equal to the Redemption Price; provided, however, that no such redemption may be authorized or effected prior to the Facility Termination Date without the prior written consent of the Bank. The Corporation shall cause to be mailed to each holder of Series B Preferred Stock, at their last addresses as they shall appear upon the Preferred Stock Register, at least 30 and not more than 60 days prior to the Optional Redemption Date, a notice stating the date on which such redemption is expected to take place (the "Optional Redemption Date") and, if less than all the shares of Series B Preferred Stock are to be redeemed, the notice shall also specify the number of shares of Series B Preferred Stock owned by such holder that are to be redeemed. Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

     If less than all the shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed, on a pro rata basis, according to the number of shares of Series B Preferred Stock held by each holder.

     On or after the Mandatory Redemption Date, the Optional Redemption Date or the Delayed Redemption Date, as the case may be, the holders of shares of Preferred Stock which have been redeemed shall surrender their certificates,

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representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notice having been given as aforesaid, from and after the Mandatory Redemption Date, the Optional Redemption Date or the Delayed Redemption Date, as the case may be, unless there shall have been a default in payment of the redemption price, all rights of the holders of such redeemed shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the Preferred Stock Register or be deemed to be outstanding for any purpose whatsoever.

     5.     Voting.     (a) Unless and until the Vote Swing Date shall have
occurred, each holder of Series A Preferred Stock shall be entitled to vote for the election or removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware, and shall have one vote for each share of Series A Preferred Stock held of record. Except as otherwise expressly required by law, the holders of Series B Preferred Stock shall not have any right to vote on any matter on which stockholders are entitled to vote.

           (b) Except as otherwise expressly required by law, all stockholders entitled to vote shall vote together as a single class for the election or removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware.

     6. Restrictions on Transfer of Series A Preferred Stock. No transfer of any outstanding shares of Series A Preferred Stock may be registered an the books of the Corporation unless all outstanding shares of Series A Preferred Stock are transferred simultaneously.

     7. Conversion of Series A Preferred Stock. Each holder of shares of Series A Preferred Stock may, at its option, convert all or any of the shares of Series A Preferred Stock then held by each holder into shares of fully paid and nonassessable shares of Series B Preferred Stock, at the rate (the "Conversion Rate") of one share of Series B Preferred Stock for each share of Series A Preferred Stock, upon surrender to the Corporation of certificates representing the shares of Series A Preferred


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         Stock to be so converted, together with an appropriate conversion notice. The Conversion Rate shall be appropriately adjusted for any stock-split, stock-dividend, subdivision or combination of the Series A Preferred Stock of the Corporation, such that upon conversion of the Series A Preferred Stock the holders of Series A Preferred Stock shall be entitled to receive such number of shares of Series B Preferred Stock for each share of Series A Preferred Stock to be converted as such holders would have become entitled to had such holders converted the Series A Preferred Stock immediately prior to such event. In the event of any reclassification of the Series B Preferred Stock, any consolidation or merger of the Corporation or any sale or conveyance of all or substantially all the assets of the Corporation, then each holder of Series A Preferred Stock shall, at its option, be entitled to receive in respect of all or any of the shares of Series A Preferred Stock then held by such holder, the shares, securities or property receivable upon such reclassification, consolidation, merger or sale by a holder of the number of shares of Series B Preferred Stock issuable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, consolidation, merger or sale. No adjustments in respect of dividends will be made upon any conversion.

         FIFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

         SEVENTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-laws so provide.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a

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knowing violation of the law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         NINTH:           (a)  Right to Indemnification.  (i) Each person who
was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of



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Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, provision of the Certificate or Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such persons against such expense, liability or loss under the Delaware Corporation Law.

        (e) Severability. If any subsection of this Article shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

        TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of sec. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of sec. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        3. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of a majority of the stockholders of each class pursuant to Section 228 of the General Corporation Law of the State of Delaware and written notice has been given to Stockholders so consenting.

        IN WITNESS THEREOF, GMS Acquisition Company has caused this Restated Certificate of Incorporation to be signed by Todd K. West, its Vice President and attested by Samuel F. Pryor, IV, its Secretary and Treasurer, this 30th day of September, 1994.

                                GMS ACQUISITION COMPANY



                                By:
                                    -----------------------------
                                    Name:   Todd K. West
                                    Title:  Vice President

ATTEST:



By:
    -----------------------------
    Name:   Samuel F. Pryor, IV
    Title:  Secretary & Treasurer

                           CERTIFICATE OF AMENDMENT

                                      OF

                           GMS ACQUISITION COMPANY

                 ---------------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                 ---------------------------------------------


        GMS Acquisition Company, a corporation organized and existing under the

General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:


        FIRST:   Resolution setting forth a proposed amendment to the Restated

Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by unanimous written consent of the Board of Directors of the Corporation dated November 7,

1994.


        SECOND:   Thereafter, said amendment was approved in accordance with

Section 228 of the General Corporation Law of the State of Delaware by the

written consent dated November 7, 1994, of all the stockholders of the

Corporation entitled to vote thereon.


        THIRD:   Said amendment would amend the Restated Certificate of

Incorporation of the Corporation by deleting Article FIRST thereof and substituting in lieu thereof the following new Article FIRST:

        "FIRST: Name. The name of the corporation is HealthCare Informatics Corporation."


        FOURTH:  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.


        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Vice President and attested to by its Assistant Secretary this 7th day of November, 1994.



                                        GMS ACQUISITION COMPANY



                                        By: /s/ Samuel F. Pryor
                                            --------------------------
                                            Samuel F. Pryor, IV
                                            Vice President


[Corporate Seal]

Attest:


By: /s/ Todd K. West
    -----------------------------
    Todd K. West
    Assistant Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                      HEALTHCARE INFORMATICS CORPORATION

                    -------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                    -------------------------------------


        HealthCare Informatics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on February 15, 1995.

        SECOND: Thereafter, said amendment was approved in accordance with
Section 228 of the General Corporation Law of the State of Delaware by the written consent dated February 15, 1995, of all the stockholders of the Corporation entitled to vote thereon.

        THIRD: Said amendment would amend the Restated Certificate of Incorporation of the Corporation by deleting Article FIRST thereof and substituting in lieu thereof the following new Article FIRST:

        "FIRST: Name. The name of the corporation is HealthPlan Services Corporation."

        FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Secretary this 15th day of February, 1995.



                                        HEALTHCARE INFORMATICS CORPORATION



                                        By: /s/
                                            ------------------------------



[Corporate Seal]

Attest:

By: /s/
    ----------------------------

                           CERTIFICATE OF AMENDMENT

                                      OF

                       HEALTHPLAN SERVICES CORPORATION

                   ---------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                   ---------------------------------------

        HealthPlan Services Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on March 8, 1995.

        SECOND:  Thereafter, said amendment was approved in accordance with
Section 228 of the General Corporation Law of the State of Delaware by the written consent dated March 8, 1995, of all stockholders of the Corporation entitled to vote thereon.

        THIRD: Said amendment amends the Restated Certificate of Incorporation of the Corporation by deleting the first sentence of Article FOURTH thereof and substituting in lieu thereof the following:

         "The total number of shares of stock which the Corporation shall have the authority to issue is Forty Five Million (45,000,000) of which Twenty Five Million (25,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share."

        FOURTH: Said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Chairman this 9th day of March, 1995.



                                        HEALTHPLAN SERVICES CORPORATION



                                        By: /s/
                                            ----------------------------

[Corporate Seal]

Attest:

By: /s/
    ----------------------

                           CERTIFICATE OF AMENDMENT
                                      OF
                       HEALTHPLAN SERVICES CORPORATION

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware



        HealthPlan Services Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation by unanimous written consent executed as of March 19, 1996.

        SECOND:  Thereafter, said amendment was approved in accordance with
Section 228 of the General Corporation Law of the State of Delaware by a vote of stockholders holding a majority of the outstanding stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders of the Corporation held on May 2, 1996.

        THIRD: Said Amendment amends the Restated Certificate of Incorporation by deleting the first sentence of Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

                "The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred and Twenty Million (120,000,000), of which One Hundred Million (1,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share."

        FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Secretary this 24th day of May, 1996.



                                HEALTHPLAN SERVICES
                                CORPORATION



                                By:  /s/ James K. Murray, Jr.
                                     ---------------------------------------
                                     James K. Murray, Jr.
                                     President and Chief Executive Officer


[Corporate Seal]

Attest:

By: /s/ Mary C. Fahy
    ------------------------
    Mary C. Fahy
    Vice President and Secretary